UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


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                            FORM 8-K

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Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


      May 29, 1996_                               0-16690
(Date of earliest report)                    (Commission File Number)




                    ML MEDIA OPPORTUNITY PARTNERS, L.P.
          (Exact name of registrant as specified in its charter)




                 New York                            13-3429969
   (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification Number)




    World Financial Center, South Tower, New York, New York 10080-6108
            (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577
           (Registrant's telephone number, including area code)




                                    Not Applicable
      (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets

          On May 29, 1996, Registrant sold all of its 1,090,162 shares of common stock of Western Wireless Corporation ("WWC") at a price of $23.50 per share in an initial public offering of shares of common stock of WWC. The 1,090,162 shares of WWC sold by Registrant were all of the shares of WWC held by Registrant, after giving effect to a 3.1 to 1 stock split immediately prior to the offering. The net proceeds to the Registrant from the sale of the shares of WWC, after payment of underwriter's commissions in connection with the sale, was $24,017,088.
          The net proceeds of the sale of the shares of WWC will be applied to pay expenses relating to the sale and other debts and obligations of the Registrant, and the remaining proceeds will be distributed in accordance with the terms of the Registrant's Partnership Agreement.
                           SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ML MEDIA OPPORTUNITY PARTNERS, L.P.

                              By:  RP Opportunity Management,
                                   L.P., General Partner

                              By:  IMP Opportunity Management,
                                   Inc.


Dated:  June 10, 1996         By:     s/ Elizabeth McNey Yates
                                      Elizabeth McNey Yates
                                      Vice President